UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A (Amendment No. ) (RULE 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant Filed by a party other than the Registrant Check the appropriate box: Preliminary Proxy Statement CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)) Definitive Proxy Statement Definitive Additional Materials Soliciting Material under §240.14a-12 PG&E CORPORATION PACIFIC GAS AND ELECTRIC COMPANY (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): No fee required. Fee computed on table in exhibit required by item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11. Fee paid previously with preliminary materials.

PG&E Corporation Shareholder Outreach May 10, 2023

2 PG&E 2023 Joint Proxy Statement: Summary Item 1: Election of Board Members: Our boards are diverse, independent, qualified, and committed. The classified board structure will sunset in 2024 and return to annual elections. Item 2: Advisory Vote to Approve Executive Compensation: Our program is aligned with market standards and stakeholder interests as well as compliant with regulatory requirements. Item 3: Advisory Vote on the Frequency of the Advisory Vote to Approve Executive Compensation: Since 2010, we have provided an annual advisory vote to approve the executive compensation policies. Item 4: Ratification of the Appointment of Deloitte and Touche LLP as the Independent Public Accounting Firm: Our auditors are qualified and experienced and understand the energy industry and utility regulation.

3 Item 2: Advisory Vote to Approve Executive Compensation for PG&E Corporation and Pacific Gas and Electric Company  The Board is asking for your support of the Say on Pay proposal as presented in this year’s proxy  PG&E maintains a rigorous incentive plan design that is stakeholder-aligned and complies with applicable California law and regulatory standards requirements (e.g., AB 1054), as well as the Plan of Reorganization OII as part of our emergence from bankruptcy in 2020  Our state regulators have indicated their support, approving our incentive plans as being aligned with the objectives of AB 1054 and the POR OII  These requirements guide the People and Compensation Committee’s intention and the overall focus of our incentive plans on coworker and public safety (including wildfire mitigation), customer welfare and financial performance  We believe the structure is appropriate to ensure compliance and drive operational excellence and it results in a focus on long-term prosperity for shareholders and customers as demonstrated by our two-year TSR performance ranking in the top quartile among the broad group of utilities

4  Changes were made to ensure alignment with external commitments and followed multiple discussions with the management team and the Committee’s independent advisors  The System Hardening Effectiveness and Enhanced Vegetation Management (EVM) goals were updated to reflect alignment with the regulator-approved Wildfire Mitigation Plan (WMP); the prior goals had become irrelevant and unachievable absent the changes  System Hardening: WMP contemplates fewer system hardening miles than anticipated with 2021 program design reflecting intervenor feedback in 2023 General Rate Case (GRC)  Vegetation Management: target changed in recognition of EVM program being phased out by regulators in favor of other risk-reduction initiatives and to align with PG&E’s WMP  Greater Affordability metric, which measures financial performance relative to authorized returns, updated to ensure continued alignment with the board-approved forward-looking financial plans, which were informed by various regulatory proceedings including:  Timing and outcome of rate case decisions including the 2023 GRC decisions  The 2022 and 2023 Cost of Capital proceedings Item 2: Committee made limited changes in performance goals for currently in-progress awards to reflect changing regulatory requirements

 Since Patti Poppe joined as CEO (1/4/2021), our TSR performance is positioned in the top quartile among the broad group of utilities  TSR performance has reflected growing investor confidence that management actions are delivering on commitments to improve consistency while mitigating Physical and Financial risk  Layers of Protection strategy including Public Safety Power Shut-Offs (PSPS) and Enhanced Powerline Safety Settings (EPSS) estimated to have addressed 90%+ of wildfire risk  Simple, Affordable Model designed to deliver for Customers AND Investors  S&P 500 inclusion, Fire Victim Trust sales and forthcoming dividend reinstatement 5 Time Period (through 4/30/2023) PG&E Performance Peer Group Compensation Peer Group Total Shareholder Return (TSR) 40.1% 75th %ile: 35.0% 50th %ile: 22.6% 25th %ile: 13.7% 75th %ile: 35.2% 50th %ile: 22.4% 25th %ile: 13.7% PG&E Percentile Ranking 88th %ile 80th %ile Item 2: PG&E management has delivered industry leading performance

Leadership: Proven Performers Embracing Opportunity Marlene Santos EVP, Chief Customer Officer Pacific Gas and Electric Company 40 years industry experience Jason Glickman EVP, Engineering, Planning & Strategy Pacific Gas and Electric Company 21 years industry experience Patti Poppe CEO PG&E Corporation Former President and CEO of CMS Energy 16 years utility experience 16 years automotive experience Julius Cox EVP, People, Shared Services and Supply Chain PG&E Corporation, Pacific Gas and Electric Company 21 years industry experience Carolyn Burke EVP, Chief Financial Officer PG&E Corporation 25 years industry experience Sumeet Singh EVP, Operations & COO PG&E Corporation, Pacific Gas and Electric Company 20 years industry experience Carla Peterman EVP, Corporate Affairs and Chief Sustainability Officer PG&E Corporation 20 years industry experience Ajay Waghray SVP and Chief Information Officer PG&E Corporation 31 years industry experience John Simon EVP, General Counsel and Chief Ethics & Compliance Officer PG&E Corporation 16 years industry experience 6